Exhibit 99.1

SG Blocks Comments on Recent Capital Raise

- Provides Visible Funding to Fuel Growing Development Pipeline -

NEW YORK, October 28, 2021 – On October 27th, 2021, SG Blocks, Inc. (NASDAQ: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of modular structures, closed on the issuance of approximately 3.16 million shares of common stock (or common stock equivalents in lieu thereof in the form of pre-funded warrants) together with warrants to purchase up to approximately 1.9 million shares of common stock, for total gross proceeds of approximately $11.55 million. Each share of common stock and accompanying common warrant were sold together at a combined offering price of $3.65, and each common stock equivalent and accompanying common warrant were sold together at a combined offering price of $3.649. The common stock equivalents will be immediately exercisable at a nominal exercise price of $0.001 and will expire when exercised in full. The common warrants will have an exercise price of $4.80 per share, will be exercisable upon issuance and will expire five years from the date of an issuance.

Use of proceeds will be for working capital as existing projects advance.

Paul Galvin, Chairman and Chief Executive Officer of SG Blocks, commented, “We believe this capital raise was a momentous step for our Company, providing a definitive path forward as we work to roll-out our growing list of projects. We were extremely pleased with the execution, at a 50% premium to our last share issuance, supported by an investment bank with significant real estate experience. We also welcome a world class institutional investor as a new shareholder.”

Mr. Galvin continued, “Given the pipeline of activity we have underway, we believe it was extremely important to ensure we had sufficient capital to meet our co-investment priorities. Having invested approximately $8 million in our pipeline over the past year, this incremental capital provides us with visible funding, as well as should provide optionality with regard to anticipated growing supply chain disruptions and delays. 2021 has already been a record revenue year for SG Blocks. As we look to 2022 and beyond, however, we believe we are at the mere beginning of the opportunity we have to deliver innovative solutions with our world class structures in a variety of applications, from the commercial sector, to healthcare, residential, and other technological functions.”

SG Blocks current pipeline of announced projects includes:

●	Lago Vista, on Lake Travis, on the Colorado River in Austin, Texas. The project is expected to consist of up to 225 one- and two-bedroom condominium units, as well as amenities including a community center, marina and health club. Development work is expected to commence in the second quarter of 2022, with an anticipated completion date in the fourth quarter of 2022. SG Blocks expects to capture approximately $25 million in manufacturing revenue over the life of the project. The Company also anticipates that its minority interest in the sale of the units will be no less than approximately $5.0 million as units are sold.

●	A 50% membership interest to build a 138-unit, 125,000 square foot affordable housing community in East Point, GA within the Atlanta metropolitan area. The community will be known as “Norman Berry Village,” and the units will be constructed at the Company’s manufacturing facilities in Durant, OK and shipped to Atlanta. SGB DevCorp. has partnered with CMC Development Group, ZT Architecture & Land Development, and Community Development Consortium on the project. The Company expects to complete the project at a cost of approximately $15 million – $20 million. SGB DevCorp. will control the planning and construction process, and earn manufacturing revenue, as well as a share of development fees.

●	Monticello Mews, a multi-family development project located in the Catskills region of New York. Upon completion, the development is expected to consist of 187 townhomes with one- and two-bedroom units, with amenities including a clubhouse, gym, and outdoor green spaces. The project is expected to be complete in the third quarter of 2023. The Company has carried interest in this project of approximately $650,000, and expects to earn a preferred payment upon completion of the project.

●	A 10% non-dilutable equity interest in JDI-Cumberland Inlet, LLC, a Georgia limited liability company, contributing $3,000,000 in capital to develop Cumberland Inlet, a 1,286 acre waterfront parcel in historic downtown St. Marys, Georgia. Modular housing units for the project will be produced at the Company’s manufacturing facilities in Durant, OK, with gross potential manufacturing revenues totaling approximately $180 million, making Cumberland Inlet SGB DevCorp.’s largest project to date. The development is expected to commence site work in the fourth quarter of 2021, with initial deliveries of modular units expected in third quarter of 2022.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then is customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the incremental capital providing the Company with optionality with regard to growing supply chain disruptions and delays, the Company being at the beginning of the opportunity to deliver innovative solutions with world class structures in a variety of applications, from the commercial sector, to healthcare, residential, and other technological functions, the Company’s plans to construct the Lago Vista project, the Company commencing the Lago Vista development work in the second quarter of 2022 with an anticipated completion date in the fourth quarter of 2022, the Company capturing approximately $25 million in manufacturing revenue over the life of the Lago Vista project, the Company’s minority interest in the sale of the units being no less than approximately $5.0 million as units are sold; the Company’s plans to construct the Norman Berry Village project, the Company completing the Norman Berry Village project at a cost of approximately $15 million – $20 million, the Company’s plans to construct the Monticello Mews project, the Company completing the Monticello Mews project in the third quarter of 2023 , the Company earning a preferred payment upon completion of the Monticello Mews project, the Company’s plans to develop the Cumberland Inlet project, the Company’s gross potential manufacturing revenues from the Cumberland Inlet project totaling approximately $180 million, the Company commencing site work for the Cumberland Inlet project in the fourth quarter of 2021 with initial deliveries of modular units in third quarter of 2022. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to apply the incremental capital received to mitigate supply chain disruptions and delays, the Company’s ability to commence and complete development work on its various projects and receive the anticipated benefits, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the Nasdaq listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com

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